Exhibit 99.3

SEMTECH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information is presented to illustrate the estimated pro forma effects of the acquisition of Sierra Wireless, Inc. (the “Seller” or “Sierra Wireless”) by Semtech Corporation (the “Buyer”, “Semtech”, “Parent”, or “Company”) (the “Acquisition”) and the related financing transactions which includes the amendment of our existing revolving credit facility under the Third Amendment and Restated Agreement (the “Restatement Agreement”) entered into on September 26, 2022 (the “Revolving Credit Facility”), the borrowing under our term loan commitments provided for under the Credit Agreement (the “New Term Loan Facility”) and proceeds from the issuance of the Convertible Senior Notes due 2027 which were issued on October 6, 2022 (the “Notes”) (the “Financing”, collectively with the Acquisition, the “Transactions”).

The financial information for Semtech is based on a 52 or 53-week fiscal year ending on the last Sunday in January, while the financial information for Sierra Wireless is based on a 12-month fiscal year ending on December 31 of each year. The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had been completed as of October 30, 2022, and combines the condensed consolidated balance sheet of Semtech as of October 30, 2022 with the consolidated balance sheet of Sierra Wireless as of September 30, 2022.

The unaudited pro forma condensed combined statements of income give effect to the Transactions as if they had occurred on February 1, 2021, the beginning of Semtech’s prior fiscal year. The unaudited pro forma condensed combined statement of income for the year ended January 30, 2022 combines the consolidated statement of income of Semtech for its fiscal year ended January 30, 2022 and the consolidated statement of operations of Sierra Wireless for its fiscal year ended December 31, 2021. The unaudited pro forma condensed combined statement of income for the nine months ended October 30, 2022 combines the condensed consolidated statement of income of Semtech for its nine month period ended October 30, 2022 and the consolidated statement of operations of Sierra Wireless for its nine month period ended September 30, 2022.

The historical financial statements of Semtech and Sierra Wireless have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give estimated pro forma effect to the Transactions through the transaction accounting adjustments. Specifically, the unaudited pro forma condensed combined financial information classifies the Financing and other material transactions related to the Acquisition as “Transaction Accounting Adjustments – Other” and material transactions as described in the Arrangement Agreement (the “Purchase Agreement”) as “Transaction Accounting Adjustments – Acquisition”. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believes are reasonable. The unaudited pro forma condensed combined financial information have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined financial information and the accompanying notes are provided for informational and illustrative purposes only and should be read in conjunction with the following:

•

The audited consolidated financial statements of Semtech as of and for the year ended January 30, 2022, and the related notes, included in Semtech’s Annual Report on Form 10-K for the fiscal year ended January 30, 2022.

•

The unaudited condensed consolidated financial statements of Semtech as of and for the nine months ended October 30, 2022, and the related notes, included in Semtech’s Quarterly Report on Form 10-Q for the quarter ended October 30, 2022;

•

The audited consolidated financial statements of Sierra Wireless as of and for the fiscal year ended December 31, 2021, and the related notes, included in Sierra Wireless’s Annual Report on Form 40-F for the fiscal year ended December 31, 2021.

•

The unaudited consolidated financial statements of Sierra Wireless as of and for the nine months ended September 30, 2022, and the related notes. Included in Sierra Wireless’s Quarterly Report on Form 6-K for the nine months ended September 30, 2022.

Information regarding these pro forma adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information is not indicative of what the combined company financial condition or results of operations would have been had the Transactions occurred at an earlier date or on the dates assumed. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial condition and results of operations of the Company. The actual results of the Company may differ significantly from those reflected in the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of October 30, 2022 for Semtech and September 30, 2022 for Sierra Wireless

($ in thousands)

	Semtech as of October 30, 2022	Sierra Wireless as of September 30, 2022 (Note 3)	Transaction Accounting Adjustments – Other	(Note 6)		Transaction Accounting Adjustments – Acquisition	(Note 6)		Pro Forma Combined
	Historical	Reclassed
Assets
Current assets:
Cash and cash equivalents	$617,801	$126,042	$1,159,986	(a	)	$(1,400,779)	(a	)	$503,050
Accounts receivable, less allowances	80,539	83,170	—			—			163,709
Inventories	111,083	107,964	—			—			219,047
Prepaid taxes	2,758	—	—			—			2,758
Assets held for sale	—	2,427	—			—			2,427
Other current assets	23,051	71,149	—			(650)	(j	)	93,550

Total current assets	835,232	390,752	1,159,986			(1,401,429)			984,541

Non-current assets:
Property, plant and equipment, net of accumulated depreciation	135,571	26,314	—			—			161,885
Deferred tax assets	24,898	1,097	—			20,219	(d	)	46,214
Goodwill	350,306	139,471	—			802,747	(c	)	1,292,524
Other intangible assets, net	3,708	30,796	—			183,984	(b	)	218,488
Other assets	117,136	15,775	—			(908)	(j	)	132,003

Total assets	$1,466,851	$604,205	$1,159,986			$(395,387)			$2,835,655

Liabilities and Equity
Current liabilities:
Accounts payable	$45,072	$99,965	$—			$—			$145,037
Secured borrowing	—	14,556	—			—			14,556
Current portion of long-term debt, net	—	1,130	44,750	(e	)	(1,130)	(f	)	44,750
Liabilities held for sale	—	284	—			—			284
Accrued liabilities	95,021	105,808	—			11,246	(h	)	212,075

Total current liabilities	140,093	221,743	44,750			10,116			416,702

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of October 30, 2022 for Semtech and September 30, 2022 for Sierra Wireless

($ in thousands)

Non-current liabilities:
Deferred tax liabilities	1,075	5,632	—			(5,871)	(d	)	836
Long term debt	455,113	52,287	1,149,011	(e	)	(52,287)	(f	)	1,604,124
Other long-term liabilities	77,973	49,754	—			—			127,727
Stockholders’ equity:
Common stock	785	478,280	—			(478,280)	(g	)	785
Treasury stock	(579,268)	(4)	—			4	(g	)	(579,268)
Additional paid-in capital	462,213	41,673	(27,840)	(i	)	(41,673)	(g	)	434,373
Retained earnings	909,253	(232,789)	(5,935)	(g	)	160,233	(g	)	830,762
Accumulated other comprehensive loss	(571)	(12,371)	—			12,371	(g	)	(571)

Total stockholders’ equity	792,412	274,789	(33,775)			(347,345)			686,081

Noncontrolling interest	185	—	—			—			185

Total equity	792,597	274,789	(33,775)			(347,345)			686,266

Total liabilities and equity	$1,466,851	$604,205	$1,159,986			$(395,387)			$2,835,655

See the accompanying notes to the unaudited pro forma condensed combined financial information.

	Semtech Nine Months Ended October 30, 2022	Sierra Wireless Nine Months Ended September 30, 2022 (Note 3)	Transaction Accounting Adjustments – Other	(Note 7)		Transaction Accounting Adjustments – Acquisition	(Note 7)		Pro Forma Combined
	Historical	Reclassed
Net sales	$589,021	$526,964	$—			$—			$1,115,985
Cost of sales	207,380	352,100	—			—			559,480
Amortization of acquired technology	—	—	—			29,650	(a	)	29,650

Total cost of sales	207,380	352,100	—			29,650			589,130

Gross Profit	381,641	174,864	—			(29,650)			526,855

Operating costs and expenses:
Selling, general and administrative	133,849	108,270	—			—			242,119
Impairment	—	10,299	—			—			10,299
Product development and engineering	114,551	51,619	—			—			166,170
Intangible amortization	3,096	9,352	—			248	(d	)	12,696
Gain on sale of business	(18,313)	(9,179)	—			—			(27,492)

Total operating cost and expenses, net	233,183	170,361	—			248			403,792

Operating income (loss)	148,458	4,503	—			(29,898)			123,063
Interest expense	(11,465)	(3,099)	(60,327)	(e	)	3,391	(e	)	(71,500)
Non-operating income (loss), net	1,162	(11,171)	—			—			(10,009)
Investment impairments and credit loss reserves	376	—	—			—			376

Income (loss) before taxes and equity in net gains of equity method investments	138,531	(9,767)	(60,327)			(26,507)			41,930

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Nine Months Ended October 30, 2022 for Semtech and September 30, 2022 for Sierra Wireless

($ in thousands, except share and per share amounts)

	Semtech Nine Months Ended October 30, 2022	Sierra Wireless Nine Months Ended September 30, 2022 (Note 3)	Transaction Accounting Adjustments – Other	(Note 7)		Transaction Accounting Adjustments – Acquisition	(Note 7)		Pro Forma Combined
	Historical	Reclassed
Provision (benefit) for income taxes	26,415	3,581	(12,970)	(f	)	(6,720)	(f	)	10,306

Net income (loss) before equity in net gains of equity method investments	112,116	(13,348)	(47,357)			(19,787)			31,624
Equity in net gains of equity method investments	271	—	—			—			271

Net income (loss)	$112,387	$(13,348)	$(47,357)			$(19,787)			$31,895
Net loss attributable to noncontrolling interest	(6)	—	—			—			(6)

Net income (loss) attributable to common stockholders	$112,393	$(13,348)	$(47,357)			$(19,787)			$31,901

Earnings (loss) per share:
Basic	$1.76						(g	)	$0.50
Diluted	$1.76						(g	)	$0.50
Weighted average number of shares used in computing earnings per share:
Basic	63,738								63,738
Diluted	64,040								64,040

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended January 30, 2022 for Semtech and December 31, 2021 for Sierra Wireless

($ in thousands, except share and per share amounts)

	Semtech Year Ended January 30, 2022	Sierra Wireless Year Ended December 31, 2021 (Note 3)	Transaction Accounting Adjustments – Other	(Note 7)		Transaction Accounting Adjustments – Acquisition	(Note 7)		Pro Forma Combined
	Historical	Reclassed
Net sales	$740,858	$473,209	$—			$—			$1,214,067
Cost of sales	274,777	316,410	—			790	(a	)	591,977
Amortization of acquired technology	—	—	—			39,813	(a	)	39,813

Total cost of sales	274,777	316,410	—			40,603			631,790

Gross profit	466,081	156,799	—			(40,603)			582,277

Operating costs and expenses:
Selling, general and administrative	168,210	138,569	5,935	(c	)	90,345	(c	)	403,059
Impairment	—	12,285	—			—			12,285
Product development and engineering	147,925	68,425	—			8,560	(b	)	224,910
Intangible amortization	4,942	17,066	—			(4,266)	(d	)	17,742
Changes in the fair value of contingent earn-out obligations	(13)	—	—			—			(13)

Total operating cost and expenses, net	321,064	236,345	5,935			94,639			657,983

Operating income (loss)	145,017	(79,546)	(5,935)			(135,242)			(75,706)
Interest expense	(5,091)	(315)	(82,836)	(e	)	661	(e	)	(87,581)
Non-operating income (loss), net	480	(8,865)	—			—			(8,385)
Investment impairments and credit loss reserves	(1,337)	—	—			—			(1,337)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended January 30, 2022 for Semtech and December 31, 2021 for Sierra Wireless

($ in thousands, except share and per share amounts)

	Semtech Year Ended January 30, 2022	Sierra Wireless Year Ended December 31, 2021 (Note 3)	Transaction Accounting Adjustments – Other	(Note 7)		Transaction Accounting Adjustments – Acquisition	(Note 7)		Pro Forma Combined
	Historical	Reclassed
Income (loss) before taxes and equity in net gains of equity method investments	139,069	(88,726)	(88,771)			(134,581)			(173,009)
Provision (benefit) for income taxes	15,539	6	—	(f	)	(14,296)	(f	)	1,249

Net income (loss) before equity in net gains of equity method investments	123,530	(88,732)	(88,771)			(120,285)			(174,258)
Equity in net gains of equity method investments	2,115	—	—			—			2,115

Net income (loss)	$125,645	$(88,732)	$(88,771)			$(120,285)			$(172,143)
Net loss attributable to noncontrolling interest	(19)	—	—			—			(19)

Net income (loss) attributable to common stockholders	$125,664	$(88,732)	$(88,771)			$(120,285)			$(172,124)

Earnings (loss) per share:
Basic	$1.94						(g	)	$(2.66)
Diluted	$1.92						(g	)	$(2.66)
Weighted average number of shares used in computing earnings per share:
Basic	64,662								64,662
Diluted	65,565								64,662

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Description of the Transactions

The Acquisition

On August 2, 2022, Semtech, a Delaware corporation, Sierra Wireless, a corporation formed under the Canada Business Corporations Act, and 13548597 Canada Inc., a corporation formed under the Canada Business Corporations Act and wholly owned subsidiary of Semtech (the “Acquirer”), entered into an Arrangement Agreement (the “Purchase Agreement”). On January 12, 2023 (“Closing” or the “Closing Date”), pursuant to the Arrangement Agreement, Semtech acquired all of the issued and outstanding common shares of Sierra Wireless. Each common share of Sierra Wireless that was issued and outstanding as of the Closing was transferred to the Acquirer in consideration for the right to receive $31.00 in cash per common share without interest (the “Per Share Consideration”). Additionally, in connection with the Acquisition, each Sierra Wireless equity award granted under Sierra Wireless’ historical equity compensation plans was converted into the right to receive the Per Share Consideration in an amount in which the equity awards convert into common shares.

In accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the purchase consideration is $1,309.6 million as provided for in the Purchase Agreement. In connection with the Acquisition, the Company entered into certain financing transactions, including issuing the Notes, borrowing under a New Term Loan Facility and amendment of its existing Revolving Credit Facility.

The Financing

To fund a portion of the Acquisition, Semtech issued Notes for estimated gross proceeds of $319.5 million. Concurrent with the pricing of the Notes, Semtech entered into convertible note hedge and warrant transactions, in which Semtech used $27.8 million of the proceeds from the Notes to pay for the cost of the convertible note hedge transactions (after the cost is partially offset by the proceeds to Semtech from the sale of the warrant transactions). The convertible note hedge and warrant transactions have been accounted for as equity instruments. Separately and substantially concurrent with the consummation of the Acquisition, Semtech extended the maturity date of $405.0 million of the total $600.0 million commitment under the Revolving Credit Facility and borrowed a gross $895.0 million under its New Term Loan Facility. Semtech used the remaining proceeds from the Notes, proceeds from borrowings under the New Term Loan Facility and available cash and cash equivalents to fund the settlement of Sierra Wireless’ existing debt, pay the Purchase Consideration, and pay related fees and expenses.

The unaudited pro forma condensed combined financial information give effect to the settlement of Sierra Wireless’ existing debt and issuances of new Semtech debt under the Financing.

Treatment of Sierra Wireless’ Historical Share-Based Compensation as a result of the Acquisition

Per the terms of the Purchase Agreement, equity awards granted under Sierra Wireless’ historical equity compensation plans were accelerated, became fully vested and were converted into the right to receive the Purchase Consideration for each share of Sierra Wireless common stock subject to such award (and in the case of stock options, less the applicable per share exercise price of such option). The fair value of the awards settled in cash associated with pre-acquisition services of Sierra Wireless’ employees represent a component of the preliminary total purchase consideration, whereas the remaining fair value of the awards settled in cash are excluded from the purchase consideration and is expensed in the post combination financial statements.

Note 2 – Basis of Presentation

Semtech and Sierra Wireless’ historical financial statements were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. As discussed in Note 3, certain reclassifications were made to align the presentation of Sierra Wireless’ financial statements with those of Semtech. Semtech has determined that no material adjustments are necessary to conform Sierra Wireless’ accounting policies to the accounting policies used by Semtech.

The Acquisition will be accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, Business Combinations (“ASC 805”), and using the fair value concepts defined in ASC 820, Fair Value Measurements (“ASC 820”). Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The determination of the fair values of the assets acquired and liabilities assumed (and the related determination of estimated useful lives of amortizable identifiable intangible assets) requires significant judgment and estimates. The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows related to the business acquired. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information is based upon management’s preliminary estimates

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

of the fair market value of the assets acquired and liabilities assumed. This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and, in some instances, are incomplete and have been made solely for the purpose of developing the unaudited pro forma condensed combined financial information. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial information contained herein, and our future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Acquisition.

Note 3 – Semtech and Sierra Wireless Reclassification Adjustments

Certain reclassification adjustments have been made to conform Sierra Wireless’ historical financial statement presentation to Semtech’s financial statement presentation. These reclassifications have no effect on previously reported total assets, total liabilities, stockholders’ equity or income from operations of Semtech or Sierra Wireless.

(a) Refer to the table below for a summary of reclassification adjustments made to conform the presentation of Sierra Wireless’ consolidated balance sheet as of September 30, 2022 with the presentation of Semtech’s condensed combined balance sheet as of October 30, 2022.

Sierra Wireless’ Historical Balance Sheet Line Items	Semtech’s Historical Balance Sheet Line Items	Sierra Wireless Balances as of September 30, 2022	Reclassification	Sierra Wireless Balances as of September 30, 2022
(In thousands)				Reclassed
Accounts receivable		$100,828	$(17,658)	$83,170
	Other current assets	53,491	17,658	71,149
Operating lease right-of-use assets		13,620	(13,620)	—
	Other assets	2,155	13,620	15,775
Accounts payable and accrued liabilities	Accounts payable	192,017	(92,052)	99,965
Deferred revenue		13,756	(13,756)	—
	Accrued liabilities	—	105,808	105,808
Long-term obligations		35,699	(35,699)	—
Operating lease liabilities		14,055	(14,055)	—
	Other long-term liabilities	—	49,754	49,754

(b) Refer to the table below for a summary of adjustments made to conform the presentation of Sierra Wireless’ consolidated statement of operations for the nine months ended September 30, 2022 with that of the presentation of Semtech’s condensed combined statement of income for the nine months ended October 30, 2022.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Sierra Wireless’ Historical Statements of Operations Line Items	Semtech’s Historical Statements of Income Line Items	Sierra Wireless Nine Months Ended September 30, 2022	Reclassification	Sierra Wireless Nine Months Ended September 30, 2022
(In thousands)				Reclassed
Revenue	Net sales	$—	$526,964	$526,964
IoT Solutions (revenue)		393,673	(393,673)	—
Enterprise Solutions (revenue)		133,291	(133,291)	—
Cost of sales	Cost of sales	—	352,100	352,100
IoT Solutions (cost of sales)		276,147	(276,147)	—
Enterprise Solutions (cost of sales)		75,953	(75,953)	—
Sales and marketing		55,586	(55,586)	—
Administration	Selling, general and administrative	32,241	76,029	108,270
Restructuring		9,859	(9,859)	—
Transaction costs		10,584	(10,584)	—
Foreign exchange (loss) gain		(10,698)	10,698	—
Other expense	Non-operating income, net	(3,572)	(7,599)	(11,171)
	Interest expense	—	(3,099)	(3,099)

(c) Refer to the table below for a summary of adjustments made to conform the presentation of Sierra Wireless’ consolidated statement of operations for the fiscal year ended December 31, 2021 with the presentation of Semtech’s consolidated statement of income for the year ended January 30, 2022.

Sierra Wireless’ Historical Statements of Operations Line Items	Semtech’s Historical Statements of Income Line Items	Sierra Wireless Year Ended December 31, 2021	Reclassification	Sierra Wireless Year Ended December 31, 2021
(In thousands)				Reclassed
Revenue	Net sales	$—	$473,209	$473,209
IoT Solutions (revenue)		323,075	(323,075)	—
Enterprise Solutions (revenue)		150,134	(150,134)	—
Cost of sales	Cost of sales	—	316,410	316,410
IoT Solutions (cost of sales)		239,310	(239,310)	—
Enterprise Solutions (cost of sales)		77,100	(77,100)	—
Sales and marketing		75,971	(75,971)	—
Administration	Selling, general and administrative	50,104	88,465	138,569
Restructuring		12,255	(12,255)	—
Acquisition-related and integration		239	(239)	—
Foreign exchange (loss) gain		(7,480)	7,480	—
Other expense	Non-operating income, net	(1,700)	(7,165)	(8,865)
	Interest expense	—	(315)	(315)

Note 4 - Conforming Accounting Policies

Upon consummation of the Acquisition, Semtech performed a comprehensive review of the two companies’ accounting policies. As a result of the review, Semtech did not identify any differences between the accounting policies of the two companies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, except for as discussed in Note 3 to reclassify certain balances presented in the historical financial statements of Sierra Wireless to conform their presentation to that of Semtech, the unaudited pro forma condensed combined financial information does not assume any adjustments to conform accounting policies.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 5 – Preliminary Purchase Price Allocation

(a) GAAP Purchase Consideration

The GAAP purchase consideration is as follows:

GAAP Purchase Consideration (In thousands)	Amount
Cash consideration paid to common shareholders	$1,213,092
Cash consideration paid to holders of Sierra Wireless’ equity compensation awards (1)	37,668

Total cash consideration paid to selling equity holders	$1,250,760

Sierra Wireless debt settled at close (2)	58,791

GAAP purchase consideration	$1,309,551

(1)

Represents the fair value of the awards settled in cash of $2.2 million for the vested options and $35.5 million for the portion of the unvested equity awards and related employer costs attributable to pre-acquisition services of Sierra Wireless’ employees that are subject to acceleration per the terms of the Purchase Agreement. The remaining fair value of the awards settled in cash of $45.7 million relates to the unvested portion of the equity awards and related employer costs attributable to the post-combination period and is included in share-based compensation expense in the unaudited pro forma condensed combined statement of income for the year ended January 30, 2022.

(2)

Represents the settlement of Sierra Wireless’ existing debt on the Closing Date by Semtech. Refer to Note 6(f) for additional information related to the adjustment for the settlement of Sierra Wireless’ existing debt as of September 30, 2022.

(b) Preliminary Allocation of GAAP Purchase Consideration

The preliminary allocation of the GAAP purchase consideration for assets to be acquired and liabilities assumed is provided throughout the notes of the unaudited pro forma condensed combined financial statements and is reflected in the pro forma balance sheet as of October 30, 2022 and the statements of operations for the year ended January 30, 2022 and the nine months ended October 30, 2022. The final valuation of such assets and liabilities is expected to be completed as soon as practicable subsequent to the Closing Date. Any necessary adjustments will be finalized within one year from the Closing Date. The following table provides a summary of the preliminary GAAP purchase consideration allocation by major categories of assets acquired and liabilities assumed based on Semtech management’s preliminary estimate of their respective fair values:

Preliminary Allocation of GAAP Purchase Consideration (In thousands)	Amount
Total GAAP purchase consideration	$1,309,551
Assets:
Cash and cash equivalents	126,042
Accounts receivable	83,170
Inventories	107,964
Assets held for sale	2,427
Other current assets	70,499
Property, plant and equipment	26,314
Intangible assets	214,780
Deferred tax assets	21,555
Other assets	14,867

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Liabilities:
Accounts payable	99,965
Secured borrowing	14,556
Liabilities held for sale	284
Accrued liabilities	135,726
Other long-term liabilities	49,754

Net assets acquired, excluding goodwill	$367,333

Goodwill	$942,218

Note 6 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Pro forma adjustments to the accompanying unaudited pro forma condensed combined balance sheet as of October 30, 2022 are as follows:

(a) Reflects adjustment to cash and cash equivalents for the Financing, cash paid to acquire Sierra Wireless (refer to Note 5(a)—Preliminary GAAP Purchase Consideration), settlement of equity awards subject to accelerated vesting and cash bonus awards that were not a component of purchase consideration, and transaction costs that were paid in connection with the Acquisition by Semtech. The pro forma adjustment is calculated as follows:

Cash and cash equivalents (In thousands)	Amount
Pro forma transaction accounting adjustments – other:
Cash from the Financing, net of issuance costs	$1,193,761
Net cash paid for the convertible note hedge, less proceeds received for the related warrant transactions (1)	(27,840)
Cash payment related to Sierra Wireless’ employees for severance upon the Closing (2)	(5,935)

Pro forma adjustment to cash and cash equivalents	$1,159,986

Pro forma transaction accounting adjustments – acquisition:
Transaction costs related to the Acquisition (3)	$(14,094)
Cash paid for the preliminary GAAP purchase consideration	(1,309,551)
Cash paid for Sierra Wireless awards subject to accelerated vesting that were excluded from the preliminary GAAP purchase consideration and a cash bonus paid at Acquisition close (4)	(47,311)
Settlement of Seller transaction costs	(29,823)

Pro forma adjustment to cash and cash equivalents	$(1,400,779)

(1)	Refer to Note 6(i) for additional information related to the convertible note hedge and warrant transactions.
(2)	Includes cash paid for employer payroll taxes related to Severance payment
(3)

These costs consist of legal advisory, financial advisory, accounting, consulting costs, and other one-time costs incurred by Semtech and associated with the Acquisition with a corresponding decrease to accrued liabilities and retained earnings, see Note 6(g) and Note 6(h).

(4)

Adjustment includes the fair value of the unvested awards attributable to the post-combination period that are subject to acceleration per the terms of the Purchase Agreement and were settled in cash as well as the payment of a cash bonus paid to certain Sierra Wireless employees for post-acquisition services performed with a corresponding decrease to retained earnings.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(b) Reflects the adjustment to step-up acquired intangible assets to their estimated acquisition-date fair values based upon a preliminary valuation. The pro forma adjustment is calculated as follows:

Intangible assets (In thousands)	Amount
Pro forma transaction accounting adjustments – acquisition:
Intangible assets remeasured at fair value:
Developed technology	$152,780
Customer relationships	53,000
Trade name	9,000

Preliminary fair value of acquired intangibles	214,780
Elimination of Sierra Wireless’ historical net book value of intangible assets	(30,796)

Pro forma adjustment to intangible assets	$183,984

(1)	The estimated useful lives for the Developed technology , Customer relationships, and Trade name range from 1-6, 2-10, and 2-10 years, respectively.

(c) Preliminary goodwill adjustment represents the elimination of historical goodwill and excess of the GAAP purchase consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed. The actual amount of goodwill to be recorded in connection with the Acquisition is subject to change once the valuation of the fair value of tangible and intangible assets acquired and liabilities assumed has been completed.

Goodwill (In thousands)	Amount
Pro forma transaction accounting adjustments – acquisition:
Goodwill per preliminary GAAP purchase consideration allocation (Note 5(b))	$942,218
Elimination of Sierra Wireless’ historical goodwill	(139,471)

Pro forma adjustment to goodwill	$802,747

(d) Reflects deferred taxes resulting from the release of valuation allowance in certain jurisdictions, pro forma fair value adjustments primarily related to the acquired intangibles, and transaction costs based on the applicable statutory tax rate, net of valuation allowance. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. Additionally, the effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. This determination is preliminary and subject to change based upon the final determination of the valuation allowance, the fair value of the acquired assets and assumed liabilities and transaction costs.

(e) Reflects the issuance of the Notes and the New Term Loan Facility, net of unamortized issuance costs, to fund the Acquisition. The pro forma adjustment is calculated as follows:

Proceeds from the Financing (In thousands)	Amount
Pro forma transaction accounting adjustments – other:
Net proceeds from Financing:
New Term Loan Facility	$895,000
Notes	319,500
Debt issuance costs related to the Financing (1)	(20,739)

Pro forma adjustment to debt	$1,193,761

Pro forma transaction accounting adjustments – other to debt:
Current portion of long-term debt, net	$44,750
Long-term debt, net	$1,149,011

(1)

Reflects non-recurring costs that were incurred by Semtech and are directly attributable to the Financing. Refer to Note 6(a) that reflects the cash outflow of the costs incurred to obtain the borrowings under the New Term Loan Facility and the Revolving Credit Facility and proceeds from the Notes.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(f) Reflects the settlement of historical Sierra Wireless’ existing debt at Closing. The pro forma adjustment is calculated as follows:

Settlement of Historical Sierra Wireless’ Debt (In thousands)	Amount
Pro forma transaction accounting adjustments – acquisition:
To eliminate the current portion of long-term debt, net	$(1,130)
To eliminate the non-current portion of long-term debt, net	$(52,287)

(g) Reflects the elimination of Sierra Wireless’ historical equity and other Buyer transaction accounting adjustments. The pro forma adjustments are calculated as follows:

Retained earnings (In thousands)	Amount
Pro forma transaction accounting adjustment—other:
Severance payout in the form of a cash bonus paid upon the Closing (See Note 6(a))	$(5,935)

Pro forma adjustment to retained earnings	$(5,935)

Pro forma transaction accounting adjustments – acquisition:
Elimination Sierra Wireless accumulated deficit	$232,789
Cash paid for Sierra Wireless awards subject to accelerated vesting that were excluded from the GAAP purchase consideration (See Note 6(a))	(45,747)
Cash paid for a cash bonus settled upon the Closing (See Note 6(a))	(1,564)
Buyer transaction costs not paid or accrued for as of October 30, 2022	(21,584)
Employer payroll taxes related to accelerated vesting of awards excluded from the preliminary GAAP purchase consideration	(1,522)
D&O policy not accrued for as of October 30, 2022	(2,139)

Pro forma adjustment to retained earnings	$160,233

(h) Reflects the impact to accrued liabilities for the settlement of Buyer transaction costs incurred prior to October 30, 2022 and settled in cash as of the Closing. The adjustment to accrued liabilities is net of the accrued Seller transaction costs assumed by Semtech and settled with cash as of the Closing, refer to Note 6(a). The pro forma adjustment is calculated as follows:

Adjustment to Accrued Liabilities (In thousands)	Amount
Pro forma transaction accounting adjustment—acquisition:
Accrual of Buyer transaction costs	$7,490
Payment of accrued Seller transaction costs	$(1,158)
Employer payroll taxes related to accelerated vesting of awards included in the preliminary GAAP purchase consideration	1,253
Employer payroll taxes related to accelerated vesting of awards included not in the preliminary GAAP purchase consideration	1,522
Accrual of costs related to directors’ and officer’s liability insurance	2,139

Pro forma adjustment to accrued liabilities	$11,246

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(i) Reflects the net impact to additional paid-in capital relating to the convertible note hedge and warrant transactions entered into in connection with the Notes. The convertible note hedge and warrant transactions have been accounted for as equity instruments.

(j) Reflects the elimination of Sierra Wireless’ contract acquisition and fulfillment costs and other capitalized costs as a result of purchase accounting.

Note 7 – Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Income

Adjustments included in the accompanying unaudited pro forma condensed combined statements of income for the nine months ended October 30, 2022 and the year ended January 30, 2022 are as follows:

(a) Reflects the adjustments to cost of sales to include (i) the estimated incremental amortization related to the step-up of developed technology intangibles, (ii) non-recurring incremental share-based compensation expense attributable to post-acquisition services for equity awards due to accelerated vesting as a result of the Acquisition, and (iii) non-recurring cash bonus awards paid attributable to post-acquisition services.

Cost of sales (In thousands)	For the Nine Months Ended October 30, 2022	For the Year Ended January 30, 2022
Pro forma transaction accounting adjustments – acquisition:
Intangibles step-up (1)	$29,650	$39,813
Share-based compensation expense due to accelerated vesting attributable to post-acquisition services	—	761
Cash bonus awards attributable to post-acquisition services	—	29

Pro forma adjustment to cost of sales	$29,650	$40,603

(1)	Reflects the adjustments to intangible amortization to record the anticipated amortization of developed technology based on the preliminary fair value.

(b) Reflects the adjustments to product development and engineering to include (i) non-recurring incremental share-based compensation expense attributable to post-acquisition services for equity awards due to accelerated vesting as a result of the Acquisition and (ii) non-recurring cash bonus awards paid attributable to post-acquisition services.

Product development and engineering (In thousands)	For the Nine Months Ended October 30, 2022	For the Year Ended January 30, 2022
Pro forma transaction accounting adjustments – acquisition:
Share-based compensation expense due to accelerated vesting attributable to post-acquisition services	$—	$8,236
Cash bonus awards attributable to post-acquisition services	—	324

Pro forma adjustment to product development and engineering	$—	$8,560

(c) Reflects the adjustments to selling, general and administrative to include (i) non-recurring cash bonus awards paid attributable to post-acquisition services, (ii) non-recurring additional transaction costs incurred subsequent to the third fiscal quarter associated with the Acquisition, (iii) non-recurring incremental share-based compensation expense attributable to post-acquisition services for equity awards due to accelerated vesting as a result of the Acquisition, (iv) non-recurring employer payroll taxes related to accelerated vesting of awards excluded from the GAAP purchase consideration, and (v) non-recurring D&O policy expense

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Selling, general and administrative (In thousands)	For the Nine Months Ended October 30, 2022	For the Year Ended January 30, 2022
Pro forma transaction accounting adjustments – other:
Expense related to Sierra Wireless’ employees receiving a severance payout in the form of a cash bonus	$—	$5,935

Pro forma adjustment to selling, general and administrative	$—	$5,935

Pro forma transaction accounting adjustments – acquisition:
Transaction costs (1)	$—	$50,249
Share-based compensation expense due to accelerated vesting attributable to post-acquisition services	—	30,733
Cash bonus awards attributable to post-acquisition services	—	1,209
Employer payroll taxes incurred as a result of accelerated vesting of share-based compensation expense and cash bonus awards attributable to post-acquisition services	—	6,015
D&O policy expense	—	2,139

Pro forma adjustment to selling, general and administrative	$—	$90,345

(1)

Represents transaction costs incurred by both Semtech and Sierra Wireless related to the Acquisition. These costs consist of legal advisory, financial advisory, accounting, consulting costs, and other one-time costs associated with the Acquisition.

(d) Reflects the adjustments to intangible amortization for the removal of historical amortization of intangibles and to record the anticipated amortization of the customer relationships and trade name intangibles based on their preliminary fair value. A sensitivity analysis on amortization expense for the year ended January 30, 2022 and the nine months ended October 30, 2022 has been performed to assess the effects a hypothetical 10% increase/(decrease) in the assumed fair value of the amortizable intangible assets, including the completed technology intangibles reflected in cost of sales, which would increase/(decrease) the assumed annual amortization expense by $3.9 million for the nine months ended October 30, 2022 and $5.3 million for the year ended January 30, 2022.

(e) Reflects the adjustments to record the estimated interest expense and amortization of the deferred financing costs related to the Financing as well as the removal of historical interest expense related to Sierra Wireless’ existing debt to be settled at the Closing Date. The adjustment was calculated as follows:

Interest expense (In thousands)	For the Nine Months Ended October 30, 2022	For the Year Ended January 30, 2022
Pro forma transaction accounting adjustments – other:
New interest expense related to the Financing (1)	$(55,092)	$(75,948)
Amortization of deferred financing costs related to the Financing (1)	(5,235)	(6,888)

Pro forma adjustments to interest expense	$(60,327)	$(82,836)

Pro forma transaction accounting adjustments – acquisition:
Removal of interest expense related to the historical Sierra Wireless debt	$3,391	$661

Pro forma adjustments to interest expense	$3,391	$661

(1)

Reflects the aggregate interest expense and amortization of debt issuance costs associated with the Financing. The estimated interest expense recognized in the unaudited pro forma condensed combined statement of operations reflects a weighted-average variable interest rate of 5.52% for the New Term Loan Facility, Notes, and Revolving Credit Facility. Actual interest may vary significantly from the estimated pro forma adjustments.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(f) Reflects the non-recurring income tax impact of the pro forma adjustments utilizing the applicable statutory income tax rate for the relevant jurisdictions for which the pro forma adjustments relate. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on activities following the consummation of the Acquisition, including cash needs, the geographical mix of income and changes in tax law.

(g) Reflects Semtech’s pro forma combined basic and diluted earnings (loss) per share, which is adjusted to reflect the pro forma net income for the year ended January 30, 2022 and for the nine months ended October 30, 2022 as presented on the unaudited pro forma condensed combined statement of operations. The Notes and related warrants are assumed to be issued at or below the money and as a result they are not included in pro forma diluted earnings (loss) per share on an “if converted” basis